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                    MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

                          FORM OF ARTICLES OF AMENDMENT

                Merrill Lynch Variable Series Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                FIRST: The charter of the Corporation is hereby amended as follows:

                (1) ARTICLE V of the charter of the Corporation is hereby amended to add Section (d) to read in its entirety as follows:

                "(d)    The Corporation currently has classified capital stock
                consisting of Common Stock, par value $0.10 per share, that are designated in eighteen (18) classes as separate funds, including classes of Common Stock, par value $0.10 per share, that are designated as funds as follows:

                Name of Fund and                               Number of Shares
                Class of Common Stock                          of Common Stock
                ---------------------                          ----------------
                Merrill Lynch International Bond Fund           100,000,000

                Merrill Lynch World Income Focus Fund           100,000,000

                Merrill Lynch Flexible Strategy Fund            100,000,000

                Merrill Lynch Global Strategy Focus Fund        100,000,000

                        Merrill Lynch International Bond Fund, a separate fund
                and class of Common Stock ("International Bond Fund"), Merrill Lynch World Income Focus Fund, a separate fund and class of Common Stock ("World Income Focus Fund"), and the Corporation have entered into an Agreement and Plan of Reorganization dated even date herewith (the "International/World Income Plan of Reorganization"), that provides for the transfer of substantially all of assets of International Bond Fund to World Income Focus Fund in exchange for consideration in the form of stock designated as World Income Focus Fund and the assumption of the liabilities of International Bond Fund by World Income Focus Fund.

                        Merrill Lynch Flexible Strategy Fund, a separate fund
                and class of Common Stock ("Flexible Strategy Fund"), Merrill Lynch Global Strategy Focus Fund, a separate fund and class of Common Stock ("Global Strategy Focus Fund"), and the Corporation have entered into an Agreement and Plan of Reorganization dated even date herewith (the "Flexible Strategy/Global Strategy Plan of Reorganization"), that provides for the transfer of substantially all of the assets of Flexible Strategy Fund to

                Global Strategy Focus Fund in exchange for consideration in the form of stock designated as Global Strategy Focus
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                Fund and the assumption of the liabilities of Flexible
                Strategy Fund by Global Strategy Focus Fund.

                        In furtherance of, and to consummate the transactions
                contemplated by, each of those Agreements and Plans of Reorganization the following actions shall be simultaneously effective as of the "Effective Time" (as defined hereinafter):

                        (i) Pursuant to the authority expressly vested in the
                Board of Directors of the Corporation pursuant to the Maryland General Corporation Law and Article V, Section (c) of the charter of the Corporation, each authorized and unissued share of Common Stock of the Corporation designated as International Bond Fund is hereby duly reclassified as one authorized and unissued share of Common Stock of the Corporation designated as World Income Focus Fund.

                        (ii) Pursuant to the authority expressly vested in the
                Board of Directors of the Corporation pursuant to the Maryland General Corporation Law and Article V, Section (c) of the charter of the Corporation, each authorized and unissued share of Common Stock of the Corporation designated as Flexible Strategy Fund is hereby duly reclassified as one share of Common Stock of the Corporation designated as Global Strategy Focus Fund.

                        (iii) Each issued and outstanding share of Common Stock
                of the Corporation designated as International Bond Fund is hereby exchanged and duly reclassified into such number of share(s), or fraction thereof, of Common Stock of the Corporation designated as World Income Focus Fund calculated at the International Bond Fund Conversion Rate (as hereinafter defined).

                        (iv) Each issued and outstanding share of Common Stock
                of the Corporation designated as Flexible Strategy Fund is hereby exchanged and duly reclassified into such number of share(s), or fraction thereof, of Common Stock of the Corporation designated as Global Strategy Focus Fund calculated at the Flexible Strategy Fund Conversion Rate (as hereinafter defined).

                        (v) All assets and liabilities belonging to the shares
                of Common Stock of the Corporation designated as International Bond Fund shall at the Effective Time be transferred and belong to the class of Common Stock of the Corporation designated as World Income Focus Fund.

                        (vi) All assets and liabilities belonging to the shares
                of Common Stock of the Corporation designated as Flexible

                Strategy Fund shall at the Effective Time be transferred and belong to the class of Common Stock of the Corporation designated as Global Strategy Focus Fund.

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                        (vii) Pursuant to Article V, Section (b)(3) of the
                charter of the Corporation, all general liabilities of the Corporation shall be reallocated among the authorized classes of Common Stock of the Corporation based on the proportionate interest in the assets of the Corporation belonging to each designated class of Common Stock of the Corporation.

                        (viii) The term "International Bond Fund Conversion
                Rate" means the number (or fraction) of share(s) of World Income Focus Fund into which each share of International Bond Fund shall have been exchanged and reclassified as determined by multiplying each share of Common Stock designated as International Bond Fund by a fraction, of which the numerator shall be the aggregate net asset value of all assets belonging to the shares of Common Stock designated as International Bond Fund and the denominator shall be the aggregate net asset value of all assets belonging to the shares of Common Stock designated as World Income Focus Fund. The assets belonging to each such class of Common Stock and the net asset value thereof have been determined in accordance with the provisions of the International Bond/World Income Plan of Reorganization.

                        (ix) The term "Flexible Strategy Fund Conversion Rate"
                means the number (or fraction) of share(s) of Global Strategy Focus Fund into which each share of Flexible Strategy Fund shall have been exchanged and reclassified determined by multiplying each share of Common Stock designated as Flexible Strategy Fund by a fraction, of which the numerator shall be the aggregate net asset value of all assets belonging to the shares of Common Stock designated as Flexible Strategy Fund and the denominator shall be the aggregate net asset value of all assets belonging to the shares of Common Stock designated as Global Strategy Focus Fund. The assets belonging to each such class of Common Stock and the net asset value thereof have been determined in accordance with the provisions of the Flexible Strategy/Global Strategy Plan of Reorganization.

                        (x) The classifications of the Common Stock designated
                as International Bond Fund and Flexible Strategy Fund are hereby canceled and references thereto in the charter of the Corporation are deleted.

                        (xi) "Effective Time" means the later of (a) the date on
                which these Articles of Amendment, having been duly advised and approved shall be filed with, and accepted for record by, the Maryland State Department of Assessments and Taxation, or (b) 4:00 p.m. Eastern Time on ------------- , 1996.


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                (2)     ARTICLE V of the charter of the Corporation is hereby
                amended to add Section (e) to read in its entirety as follows:

                "(e) Pursuant to Section 2-605(a)(4) of the Maryland General Corporation Law and Article X of the charter of the Corporation, the name of the class of shares of Common Stock, par value $0.10 per share, of the Corporation designated as "Merrill Lynch Intermediate Government Bond Fund" is changed and redesignated as "Merrill Lynch Government Bond Fund", and the name of the class of shares of Common Stock, par value $0.10 per share, of the Corporation designated as "Merrill Lynch World Income Focus Fund" is changed and redesignated as "Merrill Lynch Global Bond Focus Fund."

                SECOND: The amendments do not increase the authorized stock of the Corporation.

                THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

                FOURTH: The foregoing amendments to the charter of the Corporation set forth in Article FIRST (1) hereof have been advised by the Board of Directors and approved by the stockholders of the Corporation entitled to vote on the amendments.

                FIFTH: The foregoing amendments to the charter of the Corporation set forth in Article FIRST (2) hereof are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland General Corporation Law.

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                IN WITNESS WHEREOF, Merrill Lynch Variable Series Funds, Inc.
has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on _______________, 1996.

WITNESS                              MERRILL LYNCH VARIABLE SERIES FUNDS, INC.


-----------------------------        -----------------------------------------
Name: Ira P. Shapiro                 Name:  Arthur Zeikel
Title: Secretary                     Title: President

                THE UNDERSIGNED, President of Merrill Lynch Variable Series Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


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                                                    President